UnITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT (Date of earliest event reported): October 11, 2013

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-14003 (Commission File Number)	76-0562134 (IRS Employer Identification No.)

2105 CityWest Boulevard, Suite 500 Houston, Texas 77042 (Address of principal executive offices, including zip code)

(713) 623-0060 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2013, Omega Protein Corporation, a Nevada corporation (the “Company”), and Omega Protein, Inc., a Virginia corporation that is the Company’s principal operating subsidiary (“OPI” and, together with the Company, the “Borrowers”), entered into the Second Amendment to Amended and Restated Loan Agreement (the “Second Amendment”), which amends the Amended and Restated Loan Agreement dated as of March 21, 2012, as amended by the First Amendment dated May 21, 2012 (as so amended, the “Loan Agreement”), with Wells Fargo Bank, National Association, as administrative agent (the “Agent”) for the lenders (currently Wells Fargo Bank, National Association and JP Morgan Chase Bank, N.A.) (collectively the “Lenders”).

The Second Amendment permits the Company to (i) proceed with its previously announced expansion of its Reedsburg, Wisconsin facility, (ii) purchase and pledge as security to the Lenders the real property utilized by the Reedsburg, Wisconsin facility, (iii) provide up to $3 million as credit support to third parties in connection with supply agreements, (iv) release the Lenders’ security interest in certain previously pledged collateral of the Borrowers, and (v) instruct the Lenders to release certain currently pledged collateral under the Loan Agreement in exchange for the imposition of a lien on different collateral at a future date.

The foregoing description of the Second Amendment and related ancillary agreements is qualified in its entirety by reference to the Second Amendment and related ancillary agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired
None.
(b)	Pro Forma Financial Information
None.
(c)	Shell Company Transactions
None.
(d)	Exhibits

10.1 Second Amendment to Amended and Restated Loan Agreement, dated as of October 11, 2013, among Omega Protein Corporation, Omega Protein, Inc., Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A.

10.2 Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing for Reedburg, Wisconsin Facility dated as of October 11, 2013.

10.3 Second Amendment to Amended and Restated Security and Pledge Agreement dated as of October 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2013

OMEGA PROTEIN CORPORATION

By:	/s/ John D. Held
John D. Held
Executive Vice President and General Counsel